SCHEDULE 14A INFORMATION
Information Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934.

Filed by the Registrant	[X]

Filed by Party other than the Registrant	[ ]

[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only [as permitted by Rule 14a-6(e)(2)]
[X]	Definitive Information Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

ABERDENE MINES LIMITED
 (Exact name of Registrant as specified in its charter.)

Commission File number 000-33189

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11:
	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid;
	2.	Form, Schedule or Registration Statement No.
	3.	Filing Party:
	4.	Date Filed:

ABERDENE MINES LIMITED
101 Convention Center Drive, Suite 700
Las Vegas, Nevada 89109
USA
Phone: 800 430-4034     Fax: 702 221-0904

November 1, 2005

Dear Stockholders:

You are cordially invited to attend the annual meeting of stockholders of Aberdene Mines Limited. (the "Company") to be held at 10:00 a.m. (PST) on Tuesday, December 13, 2005, at 1000 - 595 Burrard Street, Vancouver, British Columbia, Canada, V7X 1S8.

In addition to the items set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, we will report on current activities and will provide you with an opportunity to discuss matters of interest to you as a stockholder.

We sincerely hope that you will be able to attend our Annual Meeting. However, whether or not you plan to attend, please sign, date, and promptly return the enclosed proxy by mail, or fax it to us to ensure that your shares are represented.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in Aberdene Mines Limited

Very truly yours,

/s/ Brent Jardine

BRENT JARDINE
President and Chief Executive Officer

ABERDENE MINES LIMITED
_____________________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Tuesday, December 13, 2005
______________________________________________________

To our Stockholders:

The Annual Meeting of Stockholders of Aberdene Mines Limited will be held at 10:00 a.m. (PST) on Tuesday, December 13, 2005, at 1000 - 595 Burrard Street, Vancouver, British Columbia, Canada, V7X 1S8 for the following purposes:

  To elect five directors, each to a one-year term;

  To ratify the selection of Manning Elliott, Chartered Accountants, as the independent auditor for Aberdene Mines Limited;

  To transact any other business that may properly come before the meeting.

Only stockholders of record at the close of business on Tuesday, November 1, 2005 are entitled to notice of, and to vote at, the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Brent Jardine
Brent Jardine
President and CEO

IMPORTANT
Whether or not you plan to attend the meeting, please sign, date, and return promptly the enclosed proxy, either in the enclosed envelope, which requires no postage if mailed in the United States, or by faxing it to Pacific Stock Transfer Company at (702) 433-1979. Promptly signing, dating, and returning the proxy will save the Company the additional expense of further solicitation.

ABERDENE MINES LIMITED
101 Convention Center Drive, Suite 700
Las Vegas, Nevada 89109
USA

_______________________________________________________
PROXY STATEMENT
_______________________________________________________

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Aberdene Mines Limited to be voted at our 2005 Annual Meeting of Stockholders to be held at 10:00 a.m. (PST) on Tuesday December 13, 2005. Stockholders who sign proxies may revoke them at any time before their exercise by delivering a written revocation to our Secretary, by submission of a proxy with a later date, or by voting in person at the meeting. A written revocation may be delivered by facsimile at (702) 433-1979. These proxy materials are being mailed to our stockholders on or about November 10, 2005. All monetary information included in this Proxy Statement is stated in U.S. dollars.

A copy of our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005 is being mailed concurrently herewith to all stockholders of record at the close of business on Tuesday, November 1, 2005. The Annual Report does not constitute a part of the proxy solicitation material for the Annual Meeting.

VOTING SECURITIES

Only stockholders of record at the close of business on Tuesday, November 1, 2005 are entitled to vote at the Annual Meeting. The total number of shares of common stock that were issued, outstanding and entitled to be voted on the record date was 60,491,852 shares. Each share of common stock is entitled to one vote on all matters to be acted upon at the Annual Meeting. Two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the outstanding shares of the Company entitled to vote, will constitute a quorum at a meeting of shareholders. In accordance with applicable law, the election of directors will be by a plurality of the votes cast, while the approval of all other proposals will be by a majority of the votes cast. Shares which abstain from voting as to these matters, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to these matters ("broker non-votes"), will not be counted as votes in favor of such matters. For purposes of determining whether the affirmative vote of a majority of the shares present at the meeting and entitled to vote on a proposal has been obtained, abstentions and broker non-votes will be included in the number of shares present and entitled to vote.

SOLICITATION

We will bear the cost of solicitation of proxies, including expenses in connection with preparing and mailing this Proxy Statement. Copies of solicitation materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of common stock held in their names. We will reimburse brokerage firms and other persons representing beneficial owners of stock for their reasonable expenses in forwarding solicitation materials to the owners. In addition to original solicitation of proxies by mail, our directors, officers and other employees may, without additional compensation, solicit proxies by telephone, facsimile and personal interviews.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We will only deliver one Proxy Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to:

Aberdene Mines Limited
101 Convention Center Drive, Suite 700
Las Vegas, Nevada 89109
USA
Phone: 800 430-4034     Fax: 702 221-0904

Stockholders may also address future requests for separate delivery of Proxy Statements and/or annual reports by contacting us at the address listed above.

PROPOSAL 1: ELECTION OF DIRECTORS

Five directors are to be elected to our Board of Directors at the Annual Meeting. Each director will hold office for a term of one-year or until his successor is elected and qualified. The Board of Directors has nominated Brent Jardine, Timothy Hipsher, Cameron Reynolds, Robert F. Weicker and Milton Datsopoulos to serve as directors. All of the nominees currently serve on our Board of Directors.

Unless a stockholder indicates otherwise, each signed proxy will be voted for the election of these nominees.

Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that the proxies will be voted for the election of another nominee to be designated by the Board of Directors to fill any vacancy.

Nominees for Election

Brent Jardine, Age 46

Mr. Jardine was appointed our President, Chief Executive Officer, Treasurer and Chief Financial Officer on January 27, 2004, and became a member of our board of directors on February 23, 2004. From October 1996 to January 2003, he was president of La Mancha Resources Inc., a mineral exploration company traded on the TSX Venture Exchange. From November 1996 to January 2003, Mr. Jardine was president of X-Tal Minerals Corp., a mineral exploration company traded on the TSX Venture Exchange. From March 1989 to January 2001, he acted as director of Silverarrow Explorations Inc., an oil and gas exploration corporation located in Vancouver, British Columbia. From December 1994 to February 2001, Mr. Jardine was director of Pan Ocean Exploration Inc., a mineral exploration company located in Vancouver, British Columbia. From May 1996 to April 2001, Mr. Jardine was a director of Centura Ventures Inc., a mineral exploration company located in Vancouver, British Columbia. From March 1993 to February 2001, Mr. Jardine was a director of Mannix Resources Inc., an oil and gas exploration company located in Vancouver, British Columbia. He is currently responsible for our executive management functions, including regulatory filing, and our day-to-day administrative operations.

Timothy Hipsher, Age 55

Mr. Hipsher has acted as our Secretary since January 27, 2004, and became a member of the board of directors on February 23, 2004. Since October 2002, Mr. Hipsher has been a business consultant to Quality of Life Corp. Quality of Life Corp., based in Missouri, is an integrated health care company operating assisted living communities. It also provides membership programs offering affordable access to health care services. From April 1995 to December 2002, Mr. Hipsher was a partner in Rubicon

Cameron Reynolds, Age 34

Mr. Cameron Reynolds was appointed our Chief Financial Officer and a Director on May 6, 2004. From April 1998 to October 2001, Mr. Reynolds was Corporate Secretary of Probio International Inc., a private company engaged in the business of commercializing intellectual property in the animal biotechnology fields. From June 1995 to October 2002, he was Vice President and a director of Reynorg Management Inc., a private company that provided management and capital for early stage growth companies. He is also currently a director of Empress Ventures, a private company providing services for start-up companies. Mr. Reynolds is responsible for all financial management functions related to our company. He holds both an MBA and an undergraduate commerce degree from the University of Western Australia, as well as several other industry qualifications.

Robert F. Weicker, Age 52

Mr. Robert F. Weicker, P. Geo. was appointed to our board of directors on March 17, 2004. Mr. Weicker also acts as our Senior Geologist and VP of Exploration. He has over twenty-five years experience in the mineral exploration and mining industry, from exploration to production operations. His served as a geologist to several Noranda Mines Group companies early in his career. Mr. Weicker joined Lac Minerals in 1984, and in 1988, was appointed chief geologist at the Williams mine, the largest gold mine in Canada. Starting in 1989, he acted as chief mining geologist for Equinox Resources Ltd. He was involved with the start-up, development and production of the Van Stone zinc mine in Washington, and exploration and development of the Rosebud UG gold mine in Nevada. He also supervised a multimillion-dollar development program on a polymetallic deposit in British Columbia, resulting in a significant expansion of reserves and the discovery of the Yellow Jacket zinc deposit. Since 1999, Mr. Weicker has worked through his own consulting company, with a focus on Asia, Mongolia and Nevada. He is a graduate of the University of Waterloo in Ontario with an honours earth science, and is a professional geoscientist of the Association of Professional Engineers and Geoscientists of British Columbia.

Milton Datsopoulos, Age 65

Mr. Milton Datsopoulos joined our Board of Directors on July 1, 2004 and was appointed Chairman of the Board on April 12, 2005. Mr. Datsopoulos is a founder and partner in Datsopoulos, MacDonald, and Lind, P.C., a multi-disciplinary law firm located in Missoula, Montana. His firm specializes in business, environmental, and transportation law with U.S. and international clientele. He is a board member of Genutec, and director of numerous business organizations including Montana Rail Link, Leigh Resource Corporation, Montana World Trade Center, Criticare Systems and Healthrite Corporation. He earned a Bachelor in Economics degree with high honors and a Law degree with honors from the University of Montana. His law firm has achieved the highest legal rating from the most recognized national publication rating attorneys upon peer evaluations by local attorneys and judges. He is a member of the State Bar of Montana, American Bar Association, Montana Trial Lawyers Association, and The Association of Trial Lawyers of America. Mr. Datsopoulos specializes in Personal Injury Law, Criminal Law, Medical Malpractice and Litigation Practice.

The Board of Directors recommends a vote FOR each of the nominees as a director.

PROPOSAL 2:   RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

The Board of Directors requests that stockholders ratify its selection of Manning Elliott, Chartered Accountants, as our independent auditor for the 2006 fiscal year. If the stockholders do not ratify the selection of Manning Elliott, the Audit Committee of the Board of Directors will select another firm of chartered accountants. Representatives of Manning Elliott will be present at the meeting, and will be provided an opportunity to make a statement and to respond to appropriate questions.

The Board of Directors recommends a vote FOR the selection of Manning Elliott, Chartered Accounts, as the Company's independent auditor for the 2006 fiscal year.

Audit Fees

The following table sets forth fees billed to the Company by Manning Elliott, Chartered Accountants during the fiscal years ended June 30, 2005 and June 30, 2004 for: (i) services rendered for the audit of the Company's annual financial statements and the review of its quarterly financial statements, (ii) services that were reasonably related to the performance of the audit or review of the Company's financial statements and that are not reported as Audit Fees, (iii) services rendered in connection with tax compliance, tax advice and tax planning, and (iv) all other fees for services rendered. There were no fees paid for services rendered that were not audit or review or attest services.

		June 30, 2005	June 30, 2004
(i)	Audit Fees	$17,050	$6,775
(ii)	Audit Related Fees	Nil	Nil
(iii)	Tax Fees	Nil	Nil
(iv)	All Other Fees	Nil	Nil

BOARD AND COMMITTEE MEETINGS

During fiscal 2005, the Board of Directors held one telephone meeting and all directors were present at the meeting. During fiscal 2005, the Board of Directors also acted by written consent in lieu of holding meetings.

COMPENSATION OF THE BOARD OF DIRECTORS

Our directors did not receive any cash compensation for their services during the last fiscal year. The following directors were granted the number of stock options set opposite their names:

Name Of Director	Number Of Options Granted

Robert Weicker	500,000
Milton Datsopoulos	500,000
Timothy Hipsher	300,000
Cameron Reynolds	1,100,000 (1)
Brent Jardine	500,000

(1) 300,000 of these stock options were subsequently cancelled.

The options were granted to directors for their services as directors at an exercise price of $0.30 per share, except for 400,000 options granted to Mr. Reynolds at a price of $0.50 per share. See the section entitled "Executive Compensation".

Each director is eligible to participate in the 2004 Nonqualified Stock Option Plan as amended (the "2004 Stock Option Plan"). Grants of options from the 2004 Stock Option Plan are discretionary and are subject to the approval of the Board of Directors.

COMMUNICATIONS WITH MEMBERS OF THE BOARD OF DIRECTORS

The Board of Directors has not established a formal process for stockholders to send communications to its members. Any stockholder may send a communication to any member of the Board of Directors, in care of our address or in care of the address shown in the table of beneficial ownership set forth on pages 7 and 8. If a communication is sent to our address, we will forward any such communication to the Board member. If the stockholder would like the communication to be confidential, it should be so marked.

ATTENDANCE OF BOARD MEMBERS AT ANNUAL STOCKHOLDERS' MEETING

Each of the members of the Board of Directors will be required to attend the Annual Meeting of our stockholders. All members of the Board of Directors attended the previous Annual Meeting.

REPORT ON COMMITTEES

The Board of Directors has two standing committees, which are the Audit Committee and the Disclosure Committee. Information regarding the functions of the Audit Committee, its present membership and the number of meetings held by the Audit Committee during the fiscal year is described below.

Audit Committee

We do not have a separately-designated Audit Committee of the Board or any other Board-designated committee. Audit Committee functions are performed by our Board of Directors. None of our directors are deemed independent. All directors also hold positions as our officers. Our Audit Committee is responsible for: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and, (5) funding for the outside auditory and any outside advisors engagement by the audit committee. A copy of our Audit Committee Charter has previously been filed on edgar. The Audit Committee met 4 times in the fiscal year ended June 30, 2005.

We do not believe that any of the members of the Audit Committee would qualify as an "Audit Committee Financial Expert" as defined by Item 401 of Regulation SB promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934.

Disclosure Committee and Charter

We have a disclosure committee and disclosure committee charter. Our disclosure committee is comprised of all of our officers and directors. The purpose of the committee is to provide assistance to the Chief Executive Officer and the Chief Financial Officer in fulfilling their responsibilities regarding the identification and disclosure of material information about our company, and the accuracy, completeness and timeliness of our financial reports.

REPORT OF THE AUDIT COMMITTEE

The Company does not have a separately designated Audit Committee. Audit Committee functions are performed by the Board of Directors. The Board of Directors oversees the Company's financial reporting process. Management is responsible for our financial statements and the financial reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements that have been included in our Annual Report on Form 10-KSB for the year ended June 30, 2005.

The Board of Directors has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from the Company and its management including the matters in the written disclosures provided to the Audit Committee as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

The Board of Directors approved the inclusion of the audited financial statements in the Annual Report on Form 10-KSB for the 2005 fiscal year for filing with the Securities and Exchange Commission. The Board of Directors has also recommended the selection of our independent auditors for the fiscal year ending June 30, 2006.

Members of the Board of Directors

/s/Brent Jardine
/s/Timothy Hipsher
/s/Robert F. Weicker
/s/Cameron Reynolds
/s/Milton Datsopoulos

NOMINATION OF DIRECTORS

We do not have a standing nominating or compensation committee. Our Board of Directors is made up of five members, one of whom is deemed to be "independent". Nominees to the Board of Directors were selected and approved by our one independent Board members, Milton Datsopoulos.

The Board of Directors, acting as a Nominating Committee, does not have a policy with regard to the consideration of any director candidates recommended by stockholders. The Board of Directors has made no determination as to whether or not such a policy should be adopted. The Board of Directors will consider candidates recommended by stockholders. Stockholders wishing to recommend a candidate for membership on the Board of Directors should submit to us the name of the individual and other pertinent information, including a short biography and contact information, in the manner described below on this Proxy Statement in the section titled "Stockholder Proposals".

Some of the qualifications that may be considered by the Board of Directors in choosing a director are:

  Minimum, relevant employment experience;
  Familiarity with generally accepted accounting principles and the preparation of financial statements;
  Post secondary education or professional license;
  Previous experience as a Board member of an operating company;
  The ability to commit the number of hours per year necessary to discharge his or her duty as a member of its Board of Directors.

A candidate for director must agree to abide by our Code of Ethics.

Our goal is to seek to achieve a balance of knowledge, experience and capability on our Board. To this end, we seek nominees with the highest professional and personal ethics and values, an understanding of our business and industry, diversity of business experience and expertise, a high level of education, broad-based business acumen, and the ability to think strategically. Although we use the criteria listed above as well as other criteria to evaluate potential nominees, we don't have a stated minimum criteria for nominees. The Board does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our stockholders. To date, we have not paid any third parties to assist us in this process.

The Board of Directors has not received a nominee from a stockholder who is not also an officer or director of Aberdene. Each nominee to our Board of Directors expressed a willingness to serve during the 2006 fiscal year and, based on a review of their qualifications, were deemed to be suitable candidates for nomination.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as of November 1, 2005, regarding the beneficial ownership of our common stock by any person known by us to be the beneficial owner of more than 5% of our outstanding common stock, by directors and executive officers, and by all of our directors and executive officers as a group.

Name and Address	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Class (1)
Brent Jardine 140 East 27th Street North Vancouver, British Columbia Canada V7N 1B4	19,099,998 (2)	31.31%

Timothy Hipsher 1436 Sandhurst Place West Vancouver, British Columbia CanadaV7S 2P3	2,300,000 (3)	3.78%

Robert Weicker 3000 Walton Avenue Coquitlam, British Columbia Canada V3B 6V6	500,000 (4)	0

Cameron Reynolds 49 AEB Hanover Gate Mansions Park Road London, United Kingdom NW1 4SN	897,633 (5)	1.47%

Milton Datsopoulos 201 West Main Street, Suite 701 Missoula, Montana U.S.A. 59820	500,000 (6)	0

Anthony R. Harvey 3024 Procter Avenue West Vancouver, British Columbia Canada V7V 1G1	4,660,000 (7)	7.64%

All current directors and executive officers as a group (5 persons)	23,297,631	36.98%

_________________________

*   Represents less than 1%.

  Based on 60,491,852 shares of our common stock issued and outstanding as at November 1, 2005. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.
  Consists of 24,549,998 shares held directly by Mr. Jardine and 500,000 shares that can be acquired by Mr. Jardine upon exercise of a stock option within 60 days of the date of this report.
  Consists of 2,000,000 shares held directly by Mr. Hipsher and 300,000 shares that can be acquired by Mr. Hipsher upon exercise of a stock option within 60 days of the date of this report.
  Consists of 500,000 shares that can be acquired by Mr. Weicker upon exercise of a stock option within 60 days of the date of this report.
  Consists of 197,633 shares held directly by Mr. Reynolds and 700,000 shares that can be acquired by Mr. Reynolds upon exercise of a stock option within 60 days of the date of this report.
  Consists of 500,000 shares that can be acquired by Mr. Datsopoulos upon exercise of a stock option within 60 days of the date of this report.
  Consists of 4,160,000 shares held directly by Mr. Harvey and 500,000 shares that can be acquired by Mr. Harvey upon exercise of a stock option within 60 days of the date of this report.

To our knowledge, none of our directors, officers or affiliates, or any 5% or greater stockholder of our common stock, or any associate or any such directors, officers or affiliates, is a party that is adverse to us in any material legal proceeding.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission. Directors, executive officers and persons who own more than 10% of our common stock are required by Securities and Exchange Commission regulations to furnish to us copies of all Section 16(a) forms they file.

To our knowledge, based solely upon review of the copies of such reports received or written representations from the reporting persons, we believe that during our 2005 fiscal year our directors, executive officers and persons who own more than 10% of our common stock complied with all Section 16(a) filing requirements with the exception of the following:

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information with respect to compensation paid by the Company to all named executive officers during the three fiscal years ended June 30, 2005, 2004 and 2003. No executive officer of our company received annual salary and bonus in excess of $100,000 in any of the applicable fiscal years.

Summary Compensation Table

					Long Term Compensation
	Annual Compensation				Awards		Payouts
				Other	Restricted	Securities
				Annual	Stock	Underlying	LTIP	All Other
Name and		Salary	Bonus	Compens-	Award(s)	Options /	Payouts	Compens-
Principal Position	Year	($)	($)	ation ($)	($)	SARs (#)	($)	ation ($)

Brent Jardine (2)	2005	0	0	15,525	0	500,000 (1)	0	0
President, CEO & Director	2004	0	0	0	0		0	0
	2003	0	0	0	0		0	0

Cameron Reynolds (3)	2005	0	0	41,939	0	700,000 (1)	0	0
CFO & Director	2004	0	0	12,350	0		0	0
	2003	0	0	0	0		0	0

Robert F. Weicker	2005	0	0	0	0	500,000 (1)	0	0
Vice-President of	2004	0	0	0	0		0	0
Exploration & Director	2003	0	0	0	0		0	0

Hugh Grenfal, Jr.	2004	0	0	0	0	0	0	0
Former President, CEO,	2003	0	0	0	0	0	0	0
Treasurer, CFO & Director

Andrei Stytsenko	2004	0	0	0	0	0	0	0
Former Secretary	2003	0	0	0	0	0	0	0
& Director

(1)   See "Compensation Of Directors" below for information regarding stock options granted to our named executive officers.
(2)   Mr. Jardine became President and chief Executive Officer on January 27, 2004.
(3)   Mr. Reynolds became Chief Financial Officer on May 5, 2004.
(4)   Mr. Weicker became Senior Geologist and VP of Exploration on March 17, 2004.

Option Grants in the Last Fiscal Year

During the fiscal year ended June 30, 2005, we granted the following stock options to our named executive officers and directors:

Option/SAR Grants in Last Fiscal Year (1)
Name and Position	Number of Securities Underlying Options/SAR Granted (#)	% of Total Options/SAR Granted to Employees in Fiscal Year	Exercise or Base Price($/Sh)	Market Price on Date of Grant	Expiration Date
Milton Datsopoulos Chairman & Director	500,000	17.24	$0.30	$0.37	04/08/10
Brent Jardine President, CEO and Director	500,000	17.24	$0.30	$0.37	04/08/10
Cameron Reynolds CFO & Director	700,000 (1)	13.79	$0.50	$0.59	11/29/09
	700,000	24.14	$0.30	$0.37	04/08/10
Robert F. Weicker Vice-President of Exploration & Director	500,000	17.24	$0.30	$0.37	04/08/10
Timothy Hipsher Secretary & Director	300,000	10.34	$0.30	$0.37	04/08/10

(1)   Of these 700,000 options, 300,000 were cancelled.
(2)   Options to acquire 150,000 common shares were also granted subsequent to year-end.

During the fiscal year ended June 30, 2005, the following stock options were exercised by our named executive officers and directors:

Aggregate Option/SAR Exercises in Last Fiscal Year and Financial Year-End Option/SAR Values
Name and Position	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options / SARs at Financial Year-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options / SARs at Financial Year-End ($) Exercisable/Unexercisable
Milton Datsopoulos Chairman & Director			500,000/Nil	Nil/Nil
Brent Jardine President, CEO and Director			500,000/Nil	Nil/Nil
Cameron Reynolds CFO & Director	400,000	200,000	700,000/Nil	Nil/Nil
Robert F. Weicker Vice-President of Exploration & Director			500,000/Nil	Nil/Nil
Timothy Hipsher Secretary & Director			300,000/Nil	Nil/Nil

The closing share price on June 30, 2005 used in determining the net value was $0.23.

Certain Relationships and Related Transactions

Other than the stock transactions disclosed below, we have not entered into any transactions in which any of our directors, executive officers, or affiliates of our company, including any member of an immediate family, had or is to have a direct or indirect material interest.

On February 16, 2005, Mr. Brent Jardine, our President, CEO and Director tendered returned 20,000,000 shares of our common stock beneficially held by him for cancellation to treasury for no consideration, leaving him holding a balance of 23,999,998 shares.

At June 30, 2005, we were indebted to our Chief Financial Officer for $19,973 the former President of our company for $15,613 and a director of our company for $9,770. These amounts are non-interest bearing, unsecured and due on demand.

During the fiscal year ended June 30, 2005 we paid consulting fees of $41,939 (2004 - $12,350) to our Chief Financial Officer, $14,481 (2004-$nil) to a Director of our company and management fees of $15,525 (2004-$nil) to our President and CEO.

As at June 30, 2005, we were indebted to a company controlled by our President for $13,457 of expenses paid on behalf of our company. During our 2005 fiscal year, this company was paid $30,073 (2004-$nil) for general and administrative costs, such as rent and office services.

The Vice President of Exploration of our company owns a 22.5% interest in the New York Canyon mineral property that has been optioned by our company.

STOCKHOLDER PROPOSALS

Under Rule 14a-8 of the Securities and Exchange Commission, stockholder proposals intended for inclusion in next year's Proxy Statement must be directed to the Corporate Secretary at 101 Convention Center Drive, Suite 700, Las Vegas, Nevada, USA 89109, and must be received by May 31, 2006. Any stockholder proposal for next year's annual meeting submitted after May 31, 2006, will not be considered filed on a timely basis. For proposals that are not timely filed, we retain discretion to vote proxies we receive. For proposals that are timely filed, we retain discretion to vote proxies we receive, provided that (i) we include in our Proxy Statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (ii) the proponent does not issue a Proxy Statement.

OTHER MATTERS

We are not aware of any other business to be acted on at the meeting. If other business requiring a vote of the stockholders comes before the meeting, the holders of the proxies will vote in accordance with their best judgment.